Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52666, 333-52668, 333-67734, 333-67736, 333-67740 and 333-109162), Form S-3 (File Nos. 333-61508, 333-76546, 333-104394 and 333-109657), and Form S-4 (File No. 333-104396) of Chesapeake Energy Corporation of our report dated February 29, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

March 12, 2004